SCHEDULE 14C

                  INFORMATION REQUIRED IN INFORMATION STATEMENT

                            SCHEDULE 14C INFORMATION
                 Information Statement Pursuant to Section 14(c)
                     of the Securities Exchange Act of 1934
                              (Amendment Number One)

Check  the  appropriate  box:


[x] Preliminary Information Statement  [ ] Confidential, for Use of the Commission Only
                                           (as permitted by Rule 14c-5(d)(2))
[ ] Definitive Information Statement

                             NETWEB ONLINE.COM, INC.
         --------------------------------------------------------------
                  (Name of Registrant As Specified In Charter)


Payment  of  Filing  Fee  (Check  the  appropriate  box):

[ ]   No  fee  required.

[ ]   Fee  computed  on  table  below  per Exchange Act Rules 14c-5(g) and 0-11.

(1)   Title  of  each  class  of  securities  to  which  transaction  applies:


     ------------------------------------------------------------------

(2)   Aggregate  number  of  securities  to  which  transaction  applies:


     ------------------------------------------------------------------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


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(4)  Proposed  maximum  aggregate  value  of  transaction:

     ------------------------------------------------------------------

(5)  Total  fee  paid:

     ------------------------------------------------------------------

[x]  Fee  paid  previously  with  preliminary  materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)  Amount  Previously  Paid:

     N/A
     ------------------------------------------------------------------

(2)  Form,  Schedule  or  Registration  Statement  No.:

     N/A
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(3)  Filing  Party:

     N/A
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(4)  Date  Filed:

     N/A
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NetWeb  OnLine.Com,  Inc.
P.O.  Box  29-4317
Boca  Raton,  FL  33429-4317
(561)  289-5175
(561)  416-1857  fax


                                                                  April 25, 2001

To:  Shareholders  of  NetWeb  OnLine.Com  Inc.

Be advised that pursuant to the Corporation's by-laws, the Annual Meeting of Shareholders will be held on May 15, 2001 at 2:00 p.m. at 1450 South Dixie Highway, Suite 101, Boca Raton, FL 33432. All Shareholders of record as of April 20, 2001, are entitled to attend and vote thereat pursuant to the said by-laws and the Texas Business Corporation Act.

The following items shall be submitted to the Shareholders for their approval at the Meeting:

1. To elect three (3) directors of the Company, each to serve until the next annual meeting of shareholders and until their successors have been duly elected and qualified;

2. To consider and act upon a Plan of Merger, whereby the Corporation shall be merged with and into Spectrum Brands Corporation ("Spectrum"), a wholly-owned subsidiary of the Corporation incorporated in the State of Floria;

3. To consider and act upon a proposal to re-capitalize the Corporation upon such Merger by the issuance of one (1) share of Spectrum's Common Stock for each twenty (20) shares of the currently issued and outstanding Common Stock of the Corporation;

4. To consider and act upon the ratification of the Board of Directors' agreement to acquire 100% of the Capital Stock of Micro Bytes Computer Centers, Inc., a Florida corporation engaged in the manufacture and sale of network and personal computer systems, in exchange for Common shares of the Corporation;

5. To consider and act upon a proposal to adopt the 2001 Stock Incentive Plan and the rules relating thereto;

6. To consider and act upon a proposal by the Corporation to undertake an SEC registered offering of additional equity or debt securities upon completion of the Merger;

7. To ratify the appointment of the auditing firm of Ronald R. Chadwick, PC, Aurora, Colorado to audit the Corporation's Financial Statement for the fiscal year ending September 30, 2001; and

8. To transact such other business as may properly be brought before the meeting or any adjournment thereof.

Management is NOT soliciting your vote or your proxy. Under applicable Texas Business Corporation Law, the favorable votes by the holders of two-thirds of the issued and outstanding shares is required to approve items 2 and 3 above and a majority of votes cast is required for the approval of the other items. As of the date of this Notice, the holders of more than the two-thirds of the issued and outstanding shares have verbally indicated their approval of each of the proposed actions and their favorable votes are anticipated at the Annual Meeting.


For  NETWEB  ONLINE.COM  INC.
     ------------------------

    /S/  HARVEY  JUDKOWITZ                      /S/  PAUL  GALANT
    ----------------------                      -----------------
    HARVEY  JUDKOWITZ,  CEO                     PAUL  M.  GALANT,  Secretary

                              INFORMATION STATEMENT

                         Annual Meeting of Shareholders

                             To Be Held May 15, 2001

         The location of the Company's principal offices is as follows:

                             NETWEB ONLINE.COM, INC.
                       1450 S. Dixie Highway, Suite 101-A
                            Boca Raton, Florida 33432

     This Information Statement is being furnished to the shareholders of NetWeb OnLine.Com, Inc., a Texas corporation (the "Company"), pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Regulation 14(c) in connection with the Annual Meeting of the shareholders of the Company to be held Tuesday, May 15, 2001 at 2:00 p.m. at the offices of the Company, 1450 S. Dixie Highway, Suite 101-A, Boca Raton, Florida 33432 (the "Annual Meeting"), and at any adjournment or postponement thereof. This Information Statement and the Notice of Annual Meeting of Shareholders are first being mailed to shareholders of the Company on or about April 25, 2001.

                    WE ARE NOT ASKING YOU FOR A PROXY AND YOU
                      ARE REQUESTED NOT TO SEND US A PROXY

     The Company will bear all costs and expenses relating to preparing, printing and mailing to shareholders this Information Statement and accompanying materials. Arrangements will be made with brokerage firms and other custodians, nominees and fiduciaries representing beneficial owners to forward this Information Statement to beneficial owners, and the Company will reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in doing so.

                                     VOTING

Annual  Report  on  Form  10-KSB;  Record  Date

     The  Company's  Annual  Report  on  Form  10-KSB  for the fiscal year ended
September 30, 2000, which serves as the Annual Report to Shareholders in connection with the Annual Meeting, accompanies this Information Statement as
Exhibit 1. The Board has fixed the close of business on April 20, 2001 as the record date for determination of shareholders entitled to notice of and to vote at the Annual Meeting (the "Record Date"). As of the Record Date, there were issued and outstanding 7,590,478 shares of common stock in the Company (the "Common Stock"). The holders of record of the shares of Common Stock on the Record Date entitled to be voted at the Annual Meeting are entitled to cast one vote per share on each matter submitted to a vote at the Annual Meeting. Accordingly, 7,590,478 votes are entitled to be cast on each matter submitted to a vote at the Annual Meeting.

Required  Vote

     A majority of the outstanding shares of Common Stock entitled to vote, represented in person or by properly executed proxy, is required for a quorum at the Annual Meeting. Abstentions and broker non-votes, which are indications by a broker that it does not have discretionary authority to vote on a particular matter, will be counted as "represented" for the purpose of determining the presence or absence of a quorum but not for determining whether a particular proposal has been approved. Under Texas law and the Articles and Bylaws of the Company (the "Bylaws"), once a quorum is established, shareholder approval with respect to a particular proposal is generally obtained when the votes cast in favor of the proposal exceed the votes cast against such proposal.

     In the election of directors, the three nominees receiving the highest number of votes will be elected. For approval of the proposals to adopt a Plan of Merger of the Company into Spectrum Brands Corporation and to recapitalize the Company by issuing one share of Spectrum Common Stock for each twenty (20) outstanding shares of the Company's Common Stock, an affirmative vote of the holders of 2/3 of the outstanding shares of Common Stock of the Company is required. For approval of the proposals to ratify the Board of Directors' agreement to acquire 100% of the capital stock of Micro Bytes Computer Centers, Inc., to authorize the Board of Directors to prepare and file a registration statement to offer Common Stock Purchase Warrants and shares of Common Stock underlying the warrants, to adopt the 2001 Stock Incentive Plan and the rules relating thereto and to ratify the appointment of Ronald R. Chadwick, P.C. as the Company's independent auditors, the votes cast in favor of each such proposal must exceed the votes cast against the proposal. Abstentions and broker non-votes will not have the effect of being considered as votes cast for or against any matter considered at the Annual Meeting.

                                  PROPOSAL ONE

                              ELECTION OF DIRECTORS

Nominees  for  Election  as  Directors

     At the Annual Meeting, three (3) directors of the Company (constituting the entire Board) are to be elected to serve until the next annual meeting of shareholders and until their successors shall be duly elected and qualified. Each director-nominee is currently a director of the Company. If any of the nominees should be unavailable to serve, the remaining nominees will stand for election at the Annual Meeting. The three nominees receiving the highest number of votes at the Annual Meeting will be elected.

     Set forth below are the name, age, and positions or offices held by each director-nominee in the Company.


NAME              AGE            POSITION
----------------  ---  -------------------------------------

Paul M. Galant     60  Secretary, Treasurer and Director

Harvey Judkowitz   56  Chief Executive Officer and Chairman
                       of the Board of Directors

David W. Larry     68  Nominee for Director


     PAUL M. GALANT, 60, has been the Secretary/Treasurer and a Director of the Company since December 1999. He was the founder of NetWeb OnLine.Com Inc., a Florida corporation ("NetWeb Florida") prior to its business combination with The Golfing Network (now NWOL). He has been a business development consultant since 1970, and was a registered NASD General Securities Principal from 1975 until August 1999. Until February 2001, Mr. Galant was a director of Meridian USA Holdings, Inc. (OTCBB). From time to time, he has been a director and officer of non-affiliated developmental stage enterprises. He was a practicing attorney in the State of New York from 1966 through 2000. Mr. Galant was a founding partner of several New York based full service brokerage firms between 1975 and 1999. He served in the U.S. Army, is a 1965 graduate of Brooklyn Law School (J.D.) and received a BBA degree from Adelphi College.

     HARVEY JUDKOWITZ, 56, is the Chairman and CEO of the Company. He has served as Director of NetWeb Florida since its formation in October 1999. Mr. Judkowitz is currently the CFO of HBOAC.Com (Ft. Lauderdale, FL) and a member of its Board of Directors. He was the CFO of New Millennium Communications Corp. from August 1998 to March 1999. He was a director of Utilicore Corp., a start-up telecommunications company based in Florida, for which he was the interim CEO from September 1998 to January 1999. Mr. Judkowitz is a certified public accountant licensed in Florida and New York and since 1988, has been conducting his own accounting practice in Florida. He received a BBA-Accounting degree from Pace University (NY) in 1967.

     DAVID W. LARRY, 68, has been CEO of Micro Bytes Computer Centers, Inc. since its inception in 2001. Prior to that, he had been engaged as a Product Design and Development Consultant since 1985. Mr. Larry is a 1960 graduate of the University of Florida with a Bachelor-Electrical Engineering degree. Over the course of his career as an employee of private defense contractors, he has been involved in a variety of aerospace electronic design and development programs for NASA and the U.S. Air Force. Additionally, he has designed, developed and manufactured various electronic equipment for the steel, coin operated game, security and emergency medical industries.


Committees  and  Meetings

     The Board of Directors met 4 times during the 2000 fiscal year. Each of the directors attended all of the meetings of the Board of Directors. The Board does not currently maintain any committees.


Director  Compensation

     The directors of the Company are not presently compensated for attendance at Board meetings. Directors are also not currently paid a fee for, or reimbursed for expenses incurred with respect to, attendance at Board meetings.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On January 8, 2001 the Board of Directors of the Company authorized the exchange of 1,200,000 shares of the Company's Common Stock for an officer's loan payable to Paul Galant in the principal amount of $12,000.00.



                  SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING

     Section 16(a) of the Exchange Act requires the Company's executive officers and directors and persons who own more than 10% of the Common Stock, to file with the U.S. Securities and Exchange Commission (the "Commission") initial reports of ownership and reports of changes in ownership of the Common Stock and other securities from which shares of Common Stock may be derived. Such directors, officers and 10% owners are required by Commission regulations to furnish the Company with copies of all Section 16(a) reports they file. There were no reports filed during the fiscal year ended September 30, 2000, or since that date.


                             EXECUTIVE COMPENSATION

     The Company has paid no compensation to its Chief Executive Officer nor more than $100,000 in salary and bonuses to any other executive officers during any of the three fiscal years ended September 30, 2000.


Principal  Holders

     The following table lists the number of shares of Common Stock beneficially owned as of March 31, 2001 by each person known by the Company to be the beneficial owner of more than five percent (5%) of the Common Stock, by each director of the Company, by the Chief Executive Officer and by all officers and directors of the Company as a group. Unless noted otherwise, each person named has sole voting and investment power with respect to the shares indicated.


                      Beneficial Ownership of the Company's
                        Common Stock as of March 31, 2001



NAME AND ADDRESS OF              TITLE OF CLASS          AMOUNT AND NATURE OF    PERCENT OF
BENEFICIAL OWNER                                         BENEFICIAL OWNERSHIP    CLASS
-------------------              --------------          --------------------    ----------

First National Network, Inc.     Common                  1,300,000              20.5
2431 Bimini Lane                                         (Direct)
Ft. Lauderdale, FL 33312

Paul M. Galant                   Common                  2,900,000(1)           38.2
470 N.E. 25th Terrace                                    (Direct)
Boca Raton, FL 33431

Harvey Judkowitz                 Common                  550,000                8.7
10220 S.W. 124th Street                                  (Direct)
Miami, FL 33176

Officers and Directors as a      Common                  3,450,000              45.5
Group (2 persons)                                        (Direct)


------------------
(1) Includes 1,200,000 shares of Common Stock issued by the Company to Mr. Galant in January 2001 in repayment of an outstanding loan due to Mr. Galant.


The percentages set forth above have been computed based on 7,590,478 shares, which is the number of shares of the Common Stock outstanding, as well as exercisable warrants and options held by officers and directors outstanding as of March 31, 2001.

                                  PROPOSAL TWO

TO ADOPT A PLAN OF MERGER OF THE COMPANY, WITH AND INTO SPECTRUM BRANDS CORPORATION.


     The Board of Directors has adopted a Plan of Merger between the Company and Spectrum Brands Corporation, a Florida corporation wholly owned subsidiary of the Company ("Spectrum"). A copy of the Plan of Merger is attached as Exhibit 2.

     Spectrum was incorporated in Florida on October 3, 2000 under the name NetWeb Communications Corp. and its name was changed to Spectrum Brands Corporation by an amendment to its Articles of Incorporation filed with the Florida Secretary of State on April 3, 2001.

     The sole purpose of the merger is to effect a change in corporate domicile for the Company from Texas to Florida. The Company's corporate offices are located in Florida and its officers and directors reside in Florida. Accordingly, it would be in the Company's best interests to have Florida as its legal domicile.

     As a result of the merger, the name of the Company will become Spectrum Brands Corporation. The Board believes that the new name will provide increased name recognition and industry identity for the Company.

     This proposal does not create dissenters' rights and will have no effect on the existing rights or preferences of any shareholders of the Company. An affirmative vote of the holders of two-thirds of the outstanding shares of Common Stock of the Company is required for approval of this proposal.

     The Board recommends that you vote FOR the proposal to adopt the Plan of Merger and effectuate the merger of the Company into Spectrum.

                                 PROPOSAL THREE

TO RECAPITALIZE THE COMPANY BY ISSUING ONE SHARE OF SPECTRUM COMMON STOCK FOR EACH TWENTY (20) OUTSTANDING SHARES OF THE COMPANY'S COMMON STOCK.

     Under the Plan of Merger attached as Exhibit 2, the Board of Directors proposes to effect a recapitalization of the Company by issuing one share of Spectrum Common Stock in exchange for each twenty (20) outstanding shares of the Company's Common Stock. As a result, the number of issued and outstanding shares of the Company will be reduced from 7,590,478 just prior to the proposed merger to 379,524 shares just following the proposed merger.

     The Board of Directors has determined that the proposed recapitalization is in the best interests of the Company and its shareholders and recommends that the shareholders adopt the proposed Plan of Merger that incorporates this proposal. The Board believes it would be in the best interests of the Company and its shareholders for the Company to seek a NASDAQ listing for the Company's Common Stock at the earliest possible time. Based on the current price per share of the Company's Common Stock and the minimum bid price requirement for a NASDAQ listing, the Board believes that a reverse capitalization would enhance and accelerate the Company's efforts to obtain a NASDAQ listing.

     This proposal does not create dissenters' rights and will have no effect on the existing rights or preferences of any shareholder of the Company. An affirmative vote of the holders of two-thirds of the outstanding shares of Common Stock of the Company is required for approval of this proposal.

     The  Board  recommends  a  vote  FOR  this  proposal.

                                  PROPOSAL FOUR

TO CONSIDER AND ACT UPON A PROPOSAL TO RATIFY THE BOARD OF DIRECTORS' AGREEMENT TO ACQUIRE 100% OF THE CAPITAL STOCK OF MICRO BYTES COMPUTER CENTERS, INC.

     The Board of Directors, subject to shareholder approval, has entered into a Stock Purchase Agreement dated April 4, 2001 with Micro Bytes Computer Centers, Inc. ("Micro Bytes"). A copy of the Agreement is annexed as Exhibit 3. Under the Agreement, the Company has agreed to purchase all outstanding capital stock of Micro Bytes in exchange for 2,409,520 shares of the Company's Common Stock (120,476 shares after giving effect to the one for twenty reverse capitalization being submitted to the shareholders for approval at this Annual Meeting. See Proposal No. Three). If this purchase is approved by shareholders and consummated, the shareholders of Micro Bytes will own 24% of the issued and outstanding shares of the Company immediately following the closing.

     Micro Bytes was incorporated in the state of Florida in September 2000 under the name Game Show Radio Network, Inc. and adopted its present name on December 12, 2000. On January 1, 2001, Micro Bytes acquired all the assets of the Micro Bytes Computer Center located in Pompano Beach, Florida. Micro Bytes Computer Center, founded in 1987, has been engaged in providing customized network and computer systems to corporate and government clients and value-added resellers. Micro Bytes' business generally consists of purchasing components and raw materials from existing sources and then constructing computer systems for its customers to be compatible with Windows NT, Novel, OS/2, Unix, Linux and Lantastic Networks.

     The principal of Micro Bytes is David Larry, a nominee for Director of the Company at this Annual Meeting. In addition to Mr. Larry, Micro Bytes has a staff of five (5) employees, two of whom are engaged in soliciting new business from present and potential customers and purchasing raw materials required to construct computer systems, two of whom are technicians engaged in developing customized systems and the remaining employee is engaged in an administrative capacity.

     It is Micro Bytes' intention to continue its custom computer systems business as well as to develop one or more specific products that can be marketed to its present and potential customers.

     An affirmative vote of the holders of a majority of the shares of Common Stock entitled to vote at the Annual Meeting is required for approval of this proposal.

     The  Board  recommends  a  vote  FOR  this  proposal.

                                  PROPOSAL FIVE

TO CONSIDER AND ACT UPON A PROPOSAL TO AUTHORIZE THE COMPANY'S BOARD OF DIRECTORS TO PREPARE AND FILE A REGISTRATION STATEMENT OF THE COMPANY'S COMMON STOCK PURCHASE WARRANTS AND COMMON STOCK.

     The Board of Directors has adopted a plan, subject to shareholder approval, to undertake an SEC registered offering of equity or debt securities after completion of the acquisition of Micro Bytes. The purpose of the financing would be to fund the working capital requirements of Micro Bytes Computer Centers and to fund the general corporate purposes of the Company.

     The currently contemplated offering would involve the registration and sale of approximately 1,000,000 Common Stock Purchase Warrants for the aggregate consideration of $125,000. Each warrant would grant the holder the right to purchase one share of the Company's Common Stock (after giving effect to the proposed 1 for 20 reverse capitalization) for approximately $6.00.

The precise form and structure of the offering has not yet been determined. Accordingly, the Board will propose at the Annual Meeting that the shareholders approve a resolution which would allow the Board to pursue an offering within the general parameters of the offering described above, but leave the Board flexibility to modify the form and structure of the offering to account for market conditions and the Company's business prospects and condition.

     An affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is required for approval of this proposal.

     The  Board  recommends  a  vote  FOR  this  proposal.

                                  PROPOSAL SIX

TO CONSIDER AND ACT UPON A PROPOSAL TO ADOPT THE 2001 STOCK INCENTIVE PLAN AND THE RULES RELATING THERETO.

     On April 13, 2001, the Board of Directors adopted the 2001 Stock Incentive Plan (the "2001 Plan"), subject to shareholder approval. The 2001 Plan is designed to provide long term incentives and rewards to employees, consultants, directors and affiliates of the Company, to assist the Company in attracting and retaining employees, consultants and directors with experience and ability on a basis competitive with industry practices and to associate the interests of such persons with those of the shareholders of the Company.

     Set forth below is a description of the 2001 Plan, which is qualified in its entirety by reference to the full text of the 2001 Plan with the accompanying rules, which are set forth as Exhibit 4.

     If approved by the shareholders of the Company, the 2001 Plan will allow the Compensation Committee or the Board acting as a whole to provide for awards to employees, consultants, directors and affiliates of the Company, in its sole discretion, of stock options (including incentive stock options qualifying under Section 422 of the Internal Revenue Code and non-qualified stock options which do not self-qualify), stock appreciation rights (including free-standing, tandem and limited stock appreciation rights ("SARs")), warrants, dividend equivalents, stock awards, restricted stock, phantom stock, performance shares or other securities or rights that the Board or the Committee determines to be consistent with the objectives and limitations of the 2001 Plan. All employees, consultants, directors and affiliates of the Company or any of the Company's affiliates are eligible to participate in the 2001 Plan. For purposes of the 2001 Plan, an affiliate of the Company shall mean any entity that is a subsidiary corporation of the Company (within the meaning of Section 424 of the Internal Revenue Code) and any other entity directly or indirectly controlling or controlled by, or under common control with, the Company. For purposes of this definition, "control" means the power to direct the management and policies of such entity, whether through the ownership of voting securities, by contract or otherwise. The 2001 Plan will expire, unless earlier terminated, on May 15, 2011.

     An aggregate of 1,000,000 shares of Common Stock will be subject to the 2001 Plan. The 2001 Plan establishes 100,000 shares as a maximum number of shares subject to awards of stock options, warrants and SARs that may be granted during any period of five (5) consecutive calendar years to any one individual.

     The exercise price of any stock option is determined by the Committee or the Board at the time the option is awarded. The 2001 Plan provides that the Committee or Board may, with the consent of the affected participant, reprice options previously granted thereunder by amending the terms of any stock option agreement evidencing such options to reestablish the exercise price for shares remaining subject to such agreement at a price not less than 100% of the fair market value of the Common Stock on the effective date of the amendment. The 2001 Plan also provides that the Committee or Board may effectively reprice options previously granted by granting new options under the Plan in substitutions for options previously granted.

     Subject to limitations that may be imposed by the Committee or the Board, the option price payable upon exercise of options must be paid in cash or by surrender, at the fair market value of the date on which the option is exercised, of shares of Common Stock, or by any combination of cash and such shares. The purchase price for shares purchased upon exercise of non-qualified options may also be paid in any other manner approved by the Committee or Board, including, without limitation, by delivery to the Company of (a) a cash amount of not less than the par value of the Common Stock multiplied by the number of shares in respect of which the option is being exercised, and (b) a binding written obligation of the participant to pay the balance of the exercise price upon such terms and conditions as may be specified from time to time by the Committee or the Board.

     Subject to earlier termination, options granted under the 2001 Plan expire ten (10) years after the date granted, unless the Committee provides for a shorter period. Except as otherwise provided in the 2001 Plan or by the Board, no Qualified Option may be exercised unless the holder is then an employee of the Company or one of its affiliates. Unless the Board otherwise provides, the option of any employee whose employment has terminated expires on the earlier of
(a) the expiration date of the option, or (b) the expiration of a specified period after termination of employment, provided that this period may not be less than twelve (12) months, if employment ceases due to permanent disability, eighteen (18) months if employment ceases at a time when the employee is eligible to elect immediate commencement of retirement benefits under a pension plan to which the Company had made contributions or if the employee dies while employed by the Company, or three (3) months, if employment ceases for any other reason except termination for cause. In the event an employee is terminated for cause, as determined by the Board in its sole discretion, then any unexercised option will terminate immediately.

     Awards under the 2001 Plan are generally not transferable except in certain circumstances where the Board is satisfied that such transfer is being made for bona fide tax and/or estate planning purposes on a gratuitous basis and without consideration being received.

     The 2001 Plan will be administered by the Committee or the Board. The Committee or Board has authority, within the limits of the 2001 Plan, to determine the recipient type, size and terms of such awards, the date of grant, the terms of vesting and the dates of exercisability and payment of award. The Committee has the ability to amend awards previously granted. The Committee also has the power to terminate or amend the 2001 Plan and the rules, in whole or in part, but no action may be taken that would adversely effect any rights or obligations with respect to any awards that have already been made thereunder. In addition, no amendment may be made to the 2001 Plan which (1) increases the maximum number of shares of stock subject to the 2001 Plan or the maximum awards that may be granted during any period of five (5) consecutive calendar years to any individual; or (2) extend the maximum period during which the awards may be granted, without the approval of at least a majority of the shares of common stock present, or represented and entitled to vote at a meeting of shareholders. The Board has the power to adopt and amend rules for all types of awards under the 2001 Plan.

     An affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is required for approval of this proposal.

     The  Board  of  Directors  recommends  a  vote  FOR  this  proposal.


                                 PROPOSAL SEVEN

TO CONSIDER AN ACT UPON A PROPOSAL TO RATIFY THE BOARD OF DIRECTORS' SELECTION OF RONALD R. CHADWICK, P.C., AS INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2001.


     The Board of Directors has selected, subject to ratification by the shareholders at the Annual Meeting, the firm Ronald R. Chadwick, P.C.
("Chadwick") as the independent auditors of the Company to audit the Company's financial statements for its fiscal year ending September 30, 2001. Chadwick does not have any direct financial interest or any material indirect financial interest in the Company. Assuming a quorum is present, the affirmative vote by the holders of a majority of shares represented at the Annual Meeting will be required to ratify the selection of Chadwick as the Company's independent auditors for the fiscal year ended September 30, 2001.

     The Company has never consulted with Chadwick regarding the subject matter of a disagreement regarding a reportable event or the application of accounting principles to any specified transaction or the type of audit opinion that might be rendered on the Company's financial statements. The Company does not expect that representatives of Chadwick, nor of the principal accountants for the fiscal year ended September 30, 2000, will be present at the Meeting.

     In April 2000, the Board of Directors of the Company approved the replacement of its independent public accountants, King, Griffin & Adamson, P.C. ("King"), located in Dallas, Texas, with Sewell & Company, P.A. ("Sewell"), located in Hollywood, Florida. The change in accountants was made due to the relocation of the Company's principal office from Texas to Florida. The Company's financial statements for the fiscal year ended September 30, 2000 were audited by Sewell.

     In connection with the audit of the Company's financial statements for the fiscal year ended September 30, 1999, and in the subsequent periods, there were no disagreements between the Company and King on any matters of accounting principles or practices, financial statement disclosure or auditing scope and procedures which, if not resolved to the satisfaction of King, would have caused King to make reference to the matter in its report. The report of King on the Company's financial statements for the year ended September 30, 1999 contained an expression of doubt as to the Company's ability to continue as a going concern.

AUDIT  FEES

     For the fiscal year ended September 30, 2000, the Company was billed $13,000 for professional services rendered by Sewell and $1,000 for professional services rendered by King for the audit of the Company's annual financial statements and the reviews of the financial statements included in the Company's Form 10-QSB for that fiscal year.

FINANCIAL  INFORMATION  SYSTEM  DESIGN  AND  IMPLEMENTATION  FEES

     The Company was not billed any amount for professional services relating to financial information system design and implementation for the fiscal year ended September 30, 2000, and no such services were performed.

ALL  OTHER  FEES

     The Company was not billed any amount for any other fees relating to services rendered by the principal accountant for the fiscal year ended September 30, 2000.

     An affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is required for approval of this proposal.

     The  Board  of  Directors  recommends  a  vote  FOR  this  proposal.

                                  OTHER MATTERS

     The Board of Directors knows of no other business that will be presented at the Meeting.

Dated:  Boca  Raton,  Florida
        April  13,  2001


     BY  ORDER  OF  THE  BOARD  OF  DIRECTORS


     By:/S/  Paul  M.  Galant
        ---------------------
        Paul  M.  Galant
        Secretary/Treasurer  of  the  Company